Exhibit 99.2

QUESTIONS AND ANSWERS FOR SEABRIGHT EMPLOYEES

1. Who is Enstar Group Limited?

Enstar Group Limited is a publicly traded company on the NASDAQ stock market (ticker symbol: ESGR). Enstar provides management, consulting and other services to the insurance and reinsurance industry, and acquires insurance and reinsurance companies and manages them in run-off. Enstar is headquartered in Bermuda and has approximately 400 employees working across 11 offices in 9 countries, with 125 employees in the U.S. You can find more information about Enstar on their website at www.enstargroup.com.

2. What is the nature of the agreement with Enstar?

SeaBright and Enstar have signed an Agreement and Plan of Merger under which Enstar will acquire SeaBright for $11.11 per share in cash. Under the terms of the Agreement, a wholly-owned subsidiary of Enstar will merge with and into SeaBright at the time of closing, with SeaBright surviving as a wholly-owned subsidiary of Enstar. The SeaBright companies will maintain their names following closing of the transaction.

3. Why has SeaBright made this decision?

SeaBright has a fiduciary responsibility to our stockholders to maximize value. The offer that Enstar made to acquire SeaBright was a significant premium to our closing stock price on the day before the announcement. The transaction, which the Board of Directors has unanimously concluded is in the best interest of our stockholders, is the culmination of a lengthy and extensive process in which the Board carefully considered a broad range of strategic alternatives.

4. What is Enstar’s anticipated plan for SeaBright?

Enstar is seeking an A.M. Best A-rated carrier to assume SeaBright’s underwriting platform in a renewal rights deal, with Enstar placing the reserves and claims handling into run-off. Enstar intends to seek a qualified buyer to purchase PointSure and expects to keep Paladin and its ongoing operations as part of SeaBright going forward

5. What will happen to SeaBright employees?

We recognize this is a concern for each of you. To date, Enstar has had limited access to our business and is seeking to secure an A.M. Best A-rated carrier to assume the underwriting platform. As a result, its operating plan has not yet been fully developed, and at this stage, it is too early to comment on specific plans. Both organizations are committed to keep you updated as we have developments to share.

Representatives of Enstar will be on-site in Seattle this Wednesday and will visit other SeaBright offices in the coming weeks with the aim of meeting with as many of you as possible and answering your questions.

6. What should I be doing in response to this announcement?

All employees should continue to execute on our mission, perform their daily responsibilities and serve as positive ambassadors of SeaBright for our customers, stockholders and fellow employees.

7. Should SeaBright continue to underwrite under the same business plan as before?

Yes. It is business as usual for us and we will continue in the ordinary course of business. It is important to maintain the same approach to renewals, as this will help to maintain the value in the renewal rights and strengthen the ability to partner with an A.M. Best A-rated carrier.

8. When will this transaction occur?

We will proceed with all regulatory approvals and approval of our stockholders necessary to complete the transaction. We currently anticipate closing the transaction in the first quarter of 2013.

9. When can I expect to learn more?

Both organizations are committed to keeping you informed in a transparent and timely manner, and we will have more to share with you in the days and weeks ahead.

In the meantime, please contact Rich Gergasko or Gene Gerrard in Human Resources with your questions.

10. What can we discuss with customers, partners, family, friends, or fellow employees?

Customers/Partners. Starting today, you should refer all customer and business partner questions to Rich Gergasko or Jeff Wanamaker. Over the next few days, we will be designating specific SeaBright representatives and training them to respond to customer and business partner questions.

Family/Friends/Employees. You are free to discuss with family and friends the information in this Q&A and the Press Release issued earlier today. It is important to remember that the rules of SeaBright’s Policy on Insider Trading and Disclosure of Confidential Information (as well as the federal securities laws) continue to apply to all SeaBright employees. Therefore, you must not discuss material nonpublic information concerning SeaBright, Enstar or this transaction with anyone, including your fellow employees of SeaBright.

As is always the case, you should not casually discuss SeaBright’s business with family and friends. You may, of course, refer them to our website at www.sbxhi.com for publicly available information.

In order to avoid confusion, we ask that you not engage in speculation with your colleagues. Employees should contact Gene Gerrard in Human Resources directly with questions.

11. How should employees handle calls/questions from the media and from market professionals regarding the transaction?

In keeping with SeaBright’s standard policy, you should not respond directly to questions from the media and analysts. Rather, you should refer all questions and information requests from the media and from analysts to Neal Fuller. Employee communication through the Internet, on message boards or in chat rooms is strictly prohibited.

12. Will I be able to vote on the approval of the acquisition? If so, when?

If you are a stockholder, yes. Each stockholder will receive proxy materials containing further information regarding the transactions and instructions on how to vote shares. The time, day, date and place stockholders meeting will be announced once it is determined, and all stockholders will be invited to attend the meeting in person.

13. I own SeaBright common stock; what will happen to my shares?

If the transaction is approved by SeaBright’s stockholders and all other conditions to closing are met, you will receive $11.11 in cash for each share of SeaBright common stock that you own on the date of closing. Prior to the closing, you will receive instructions on how and when you can convert your shares into cash.

14. What will happen to SeaBright employees stock options, restricted stock andrestricted stock units?

Outstanding options, restricted stock and restricted stock units will continue to vest normally until the date of the closing, at which time all unvested options, restricted stock and restricted stock units will become fully vested as a result of the transaction.

Enstar and SeaBright have agreed that, at closing, each outstanding vested and unvested SeaBright stock option held will be “converted” on the date of closing into the right to receive the positive difference (if any) between $11.11 and the exercise price per share.

In addition, each outstanding restricted stock share and restricted stock unit will be “converted” on the date of the closing into the right to receive $11.11 per share.

15. May I buy or sell shares of SeaBright or Enstar prior to the close of the deal?

Effective immediately under SeaBright’s policies, all employees are prohibited from buying or selling SeaBright shares or Enstar shares and from exercising SeaBright stock options unless you seek and receive permission under SeaBright’s Policy on Insider Trading and Disclosure of Confidential Information.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Enstar and SeaBright. The proposed transaction will be submitted to the stockholders of SeaBright for their consideration. In connection with the proposed transaction, SeaBright will prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”). SeaBright and Enstar plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS OF SEABRIGHT ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to SeaBright stockholders. You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents by going to SeaBright’s Investors website page at www.sbxhi.com/investors.html or by sending a written request to or by sending a written request to SeaBright Holdings, Inc., Attn: Investor Relations, 1501 4th Avenue, Suite 2600, Seattle, Washington 98101, or by calling Investor Relations at (206) 269-8500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Interests of Participants

SeaBright and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SeaBright in connection with the proposed transaction. Information regarding SeaBright’s directors and executive officers is set forth in SeaBright’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 12, 2012 and March 5, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction and any direct or indirect interests of the SeaBright executive officers and directors in the merger will be contained in the proxy statement that SeaBright intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of SeaBright, Enstar and their respective management teams. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. You are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

In particular, Enstar and SeaBright may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to failure: (i) to obtain approval of SeaBright’s stockholders, (ii) to obtain governmental and regulatory approvals, or (iii) to satisfy other closing conditions. Furthermore, Enstar may not be able to secure a partner to assume SeaBright’s policy renewals on favorable terms.

The foregoing list of important factors is not exhaustive. Other important risk factors regarding SeaBright may be found under the heading “Risk Factors” in SeaBright’s Form 10-K for the year ended December 31, 2011 and SeaBright’s Form 10-Q for the three months ended June 30, 2012, and are incorporated herein by reference. Other important risk factors regarding Enstar may be found under the heading “Risk Factors” in Enstar’s Form 10-K for the year ended December 31, 2011, and are incorporated herein by reference. SeaBright undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

5